Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report , which has been dual dated March 31, 2023 and March 27, 2024, on the financial statements of Gaxos.ai, Inc. as of December 31, 2022, and for the year then ended included herein on the registration statement of Gaxos.ai, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ D. Brooks and Associates CPAs, P.A.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

January 23, 2025